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EXHIBIT 23(b)

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 1997 accompanying the financial statements and the financial statement schedules of The Manufacturers Life Insurance Company of America and to the use of our report dated January 31, 1997 accompanying the financial statements of Separate Account Two of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 7 to the Registration Statement No. 33-57020 on Form S-1 and related prospectus of The Manufacturers Life Insurance Company of America.



                                                Ernst & Young LLP

Philadelphia, Pennsylvania
April 9, 1997